Exhibit 3.1

CERTIFICATE OF ELIMINATION

OF

SERIES A CONVERTIBLE PREFERRED STOCK,

SERIES A-1 CONVERTIBLE PREFERRED STOCK,

SERIES C CONVERTIBLE PREFERRED STOCK,

AND

SERIES C-1 CONVERTIBLE PREFERRED STOCK,

OF

TRULI TECHNOLOGIES, INC.

(Pursuant to Section 151(g) of the Delaware General Corporation Law)

TRULI TECHNOLOGIES, INC. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, certifies as follows:

FIRST: By a Certificate of Designation filed with the Secretary of State of the State of Delaware on October 24, 2017 and amended on June 5, 2018 (the “Series A Certificate of Designation”), the Company authorized the issuance of a series of preferred stock consisting of 700,000 shares, par value $0.0001 per share, designated as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”), and established the designations and the voting and other powers, preferences and the relative participating, optional or other rights and the qualifications, limitations and restrictions thereof.

SECOND: By a Certificate of Designation filed with the Secretary of State of the State of Delaware on May 24, 2018 (the “Series A-1 Certificate of Designation”), the Company authorized the issuance of a series of preferred stock consisting of 600,000 shares, par value $0.0001 per share, designated as the Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”), and established the designations and the voting and other powers, preferences and the relative participating, optional or other rights and the qualifications, limitations and restrictions thereof.

THIRD: By a Certificate of Designation filed with the Secretary of State of the State of Delaware on October 24, 2017, corrected on October 26, 2017, and as amended on February 13, 2018 and June 5, 2018 (the “Series C Certificate of Designation”), the Company authorized the issuance of a series of preferred stock consisting of 90,100 shares, par value $0.0001 per share, designated as the Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and established the designations and the voting and other powers, preferences and the relative participating, optional or other rights and the qualifications, limitations and restrictions thereof.

FOURTH: By a Certificate of Designation filed with the Secretary of State of the State of Delaware on October 24, 2017 and as amended on February 13, 2018 and June 5, 2018 (the “Series C-1 Certificate of Designation”), the Company authorized the issuance of a series of preferred stock consisting of 90,100 shares, par value $0.0001 per share, designated as the Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”), and established the designations and the voting and other powers, preferences and the relative participating, optional or other rights and the qualifications, limitations and restrictions thereof.

FIFTH: None of the authorized shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock are outstanding and none will be issued pursuant to the Series A Certificate of Designation, Series A-1 Certificate of Designation, Series C Certificate of Designation and Series C- Certificate of Designation.

SIXTH: Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) and the authority vested in the Board of Directors by the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board of Directors adopted the following resolutions approving the elimination of the Series A Preferred Stock, Series A-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, as set forth herein:

RESOLVED, that the Board has determined that as of the date hereof no shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series C Preferred Stock, and Series C-1 Preferred Stock remain outstanding and none will be issued pursuant to the respective certificates of designations previously filed with the Secretary of State of the State of Delaware (the “Secretary of State”); it is further

RESOLVED, that the Chief Executive Officer of the Company is authorized, empowered and directed in accordance with Section 103 and Section 151(g) of DGCL, to file with the Secretary of State a certificate or certificates, eliminating from the Amended and Restated Certificate of Incorporation, as amended, of the Company all matters set forth in the Series A Certificate of Designation, Series A-1 Certificate of Designation, Series C Certificate of Designation and Series C-1 Certificate of Designation with respect to the Series A Preferred Stock, Series A-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock;

SEVENTH: Pursuant to the provisions of Section 151(g) of the DGCL, all references to Series A Preferred Stock in the Certificate of Incorporation, are hereby eliminated, and the authorized shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series C Preferred Stock, and Series C-1 Preferred Stock are hereby returned to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Elimination to be executed by its duly authorized officer as of this 18th day of April, 2019.

By:	/s/ Miles Jennings
Miles Jennings, Chief Executive Officer

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